Exhibit 3.93

Delaware	PAGE 1
The first State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “METAVANTE ACQUISITION COMPANY II LLC” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF FORMATION, FILED THE SEVENTEENTH DAY OF JANUARY, A.D. 2006, AT 8 O’CLOCK A.M.

CERTIFICATE OF MERGER, FILED THE TWENTY-NINTH DAY OF DECEMBER, A.D. 2006, AT 4:22 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF MERGER IS THE FIRST DAY OF JANUARY, A.D. 2007, AT 2 O’CLOCK A.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “METAVANTE ACQUISITION COMPANY II LLC”.

4094749 8100H 100668554 You may verify this certificate online at corp.delaware.gov/authver.shtml	/s/ Jeffrey W. Bullock Jeffrey W. Bullock, Secretary of State AUTHENTICATION: 8063690 DATE: 06-18-10

STATE OF DELAWARE

CERTIFICATE OF FORMATION

OF

METAVANTE ACQUISITION COMPANY II LLC

The undersigned, acting for the purpose of forming a Delaware Limited Liability Company under Chapter 18 of the Delaware Limited Liability Company Act, adopts the following Certificate of Formation for such limited liability company:

ARTICLE I

The name of the limited liability company is Metavante Acquisition Company II LLC.

ARTICLE II

The name of the initial registered agent is The Corporation Trust Company.

ARTICLE III

The address of the initial registered office is Corporation Trust Center, 1209 Orange Street, Wilmington, DE 19801.

ARTICLE IV

Management of the limited liability company shall be vested in one or more managers.

Executed this 10th day of January, 2006.

BY	/s/ Norrie J. Daroga
Norrie J. Daroga, Manager

State of Delaware

Secretary of State

Division of Corporations

Delivered 08:00 AM 01/17/2006

FILED 08:00 AM 01/17/2006

SRV 060044830—4094749 FILE

 State of Delaware

Secretary of State

Division of Corporations

Delivered 04:22 PM 12/29/2006

FILED 04:22 PM 12/29/2006

SRV 061202092—4094749 FILE

STATE OF DELAWARE

CERTIFICATE OF MERGER OF

DOMESTIC CORPORATION INTO

DOMESTIC LIMITED LIABILITY COMPANY

Pursuant to Title 8, Section 264(c) of the Delaware General Corporation Law and Title 6, Section 18-209 of the Limited Liability Company Act, the undersigned limited liability company executed the following Certificate of Merger:

FIRST: The name of the surviving limited liability company is Metavante Acquisition Company II LLC and the name of the corporation being merged into this surviving limited liability company is AdminiSource Holdings, Inc.

SECOND: The Agreement of Merger has been approved, adopted, certified, executed and acknowledged by the surviving limited liability company and the merging corporation.

THIRD: The name of the surviving limited liability company is Metavante Acquisition Company II LLC.

FOURTH: The merger is to become effective on January 1, 2007 at 2 a.m. Eastern standard Time

FIFTH: The Agreement of Merger is on file at Metavante Acquisition Company II LLC, the place of business of the surviving limited liability company.

SIXTH: A copy of the Agreement of Merger will be furnished by the surviving limited liability company on request, without cost, to any member of any constituent limited liability company or stockholder of any constituent corporation.

IN WITNESS WHEREOF, said limited liability company has caused this certificate to be signed by an authorized person, the 29th day of December, A.D., 2006.

METAVANTE ACQUISITION COMPANY II LLC

By:	[GRAPHICS]
Authorized Person

Name:	Norrie J. Daroga
Print or Type

Title:	Manager